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                                                                      Exhibit 11

                        THE TORO COMPANY AND SUBSIDIARIES
              COMPUTATION OF EARNINGS PER COMMON SHARE (UNAUDITED)
                  (DOLLARS IN THOUSANDS, EXCEPT PER-SHARE DATA)

                                                                    Three Months Ended             Six Months Ended
                                                                 -------------------------     -------------------------
                                                                   May 2,         May 3,         May 2,         May 3,
                                                                    1997           1996           1997           1996
                                                                 ----------     ----------     ----------     ----------
Net earnings . . . . . . . . . . . . . . . . . . . . . . . .     $   19,040     $   16,820     $   21,531     $   25,318
                                                                 ----------     ----------     ----------     ----------
                                                                 ----------     ----------     ----------     ----------
Primary:
    Shares of common stock and common
    stock equivalents:
      Weighted average number of common shares
        outstanding. . . . . . . . . . . . . . . . . . . . .     12,075,340     12,222,437     12,080,429     12,220,874
      Dilutive effect of outstanding
        stock options (1). . . . . . . . . . . . . . . . . .        361,208        429,796        381,289        437,539
                                                                 ----------     ----------     ----------     ----------
                                                                 12,436,548     12,652,233     12,461,718     12,658,413
                                                                 ----------     ----------     ----------     ----------
      Net earnings per share of common stock
        and common stock equivalent. . . . . . . . . . . . .     $     1.53     $     1.33     $     1.73     $     2.00
                                                                 ----------     ----------     ----------     ----------
                                                                 ----------     ----------     ----------     ----------
Fully Diluted:
    Shares of common stock and common
    stock equivalents:
      Weighted average number of common shares
        outstanding. . . . . . . . . . . . . . . . . . . . .     12,075,340     12,222,437     12,080,429     12,220,874
      Dilutive effect of outstanding
        stock options (2). . . . . . . . . . . . . . . . . .        410,346        429,796        431,468        445,315
                                                                 ----------     ----------     ----------     ----------
                                                                 12,485,686     12,652,233     12,511,897     12,666,189
                                                                 ----------     ----------     ----------     ----------
      Net earnings per share of common stock
        and common stock equivalent. . . . . . . . . . . . .     $     1.52     $     1.33     $     1.72     $     2.00
                                                                 ----------     ----------     ----------     ----------
                                                                 ----------     ----------     ----------     ----------


1) Outstanding stock options and options exercised in the current period are converted to common stock equivalents by the treasury stock method using the average market price of the company's stock during each period.

2) Outstanding stock options and options exercised in the current period are converted to common stock equivalents by the treasury stock method using the greater of the average market price or the period-end market price of the company's stock during each period.


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